Exhibit 99.1

April 18, 2024

Pieris Pharmaceuticals Announces 1-for-80 Reverse Stock Split

BOSTON, MA, April 18, 2024 – Pieris Pharmaceuticals, Inc. (Nasdaq:PIRS) today announced that its Board of Directors has approved a 1-for-80 reverse stock split of the Company’s common stock, par value $0.001, which will be effective at 5:00 pm Eastern Time on April 22, 2024. The Company’s common stock will continue to be traded on The Nasdaq Capital Market on a split-adjusted basis beginning on April 23, 2024, under the Company’s existing trading symbol “PIRS”.

The reverse stock split is intended to regain compliance with the minimum bid price requirement of $1.00 per share of the Company’s common stock for continued listing on The Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 720795202. The Company filed a Certificate of Change with the Nevada Secretary of State on April 18, 2024 to effect the reverse split.

The reverse stock split will affect all stockholders uniformly and will not alter the stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share as described in more detail below.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from 98,935,025 to approximately 1,236,688. The total authorized number of shares of common stock will be proportionally reduced from 300,000,000 to 3,750,000 shares of common stock. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock.

As of the effective date of the reverse stock split, the number of shares of common stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms. Additionally, the respective conversion prices or ratios, as applicable, of the preferred stock of the Company will be adjusted in accordance with the respective terms of the Certificate of Designation for each class of preferred stock. As a result, the number of shares of common stock that may be converted from the preferred stock will be decreased proportionately, so that the aggregate conversion price or conversion ratio, as applicable, payable under the respective Certificate of Designation for the adjusted number of shares of common stock shall be the same as the aggregate conversion price in effect immediately prior to the reverse stock split.

Computershare Trust Company, N.A. (“Computershare”), the Company's transfer agent, will act as the exchange agent for the reverse stock split. Computershare will provide instructions to any stockholders with physical certificates regarding the process for exchanging their certificates for split-adjusted shares into “book-entry form”. Those stockholders with common stock in “street name” will receive instructions from their brokers.

About Pieris Pharmaceuticals:

Pieris is a biotechnology company based in Boston, Massachusetts that could potentially be entitled to receive development, regulatory, and sales-based milestones from its 4-1BB bispecifics immuno-oncology assets partnered with Pfizer (formerly Seagen), Boston Pharmaceuticals, and Servier. In addition to the milestone potential, Pieris would be eligible for sales royalties on the same partnered programs if they ultimately are approved for commercialization. The Company is seeking potential acquirers for its remaining preclinical and clinical assets. For more information, visit www.pieris.com.

Forward-Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements relating to the timing, consummation, and impact of the reverse stock split, the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, and the actions of third parties, including Computershare, with respect to the reverse stock split, and our eligibility and potential to receive milestones from our partnered assets. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, our ability to maintain compliance with Nasdaq’s continued listing standard, and our updated corporate strategy as announced in March 2024. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the Securities and Exchange Commission, or the SEC, available at www.sec.gov, including, without limitation, the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and subsequent filings with the SEC.

Investor Relations Contact:

Pieris Pharmaceuticals, Inc.

info@pieris.com